(a)(38)

AMENDMENT NO. 31 TO TRUST INSTRUMENT OF

ING FUNDS TRUST

Establishment of New Share Class

Effective: May 23, 2013

THIS AMENDMENT NO. 31 TO THE TRUST INSTRUMENT OF ING FUNDS TRUST (“IFT”), a Delaware statutory trust, dated July 30, 1998, as amended (the “Trust Instrument”), reflects resolutions adopted by the Board of Trustees of IFT on May 23, 2013, with respect to ING Short Term Bond Fund, a series of IFT (the “Fund”), acting pursuant to the Trust Instrument, including Article II, Sections 2.1 and 2.6 and Article XI, Section 11.8 of IFT’s Trust Instrument. The resolutions serve to establish and designate a new share class for the Fund.

ING FUNDS TRUST

SECRETARY’S CERTIFICATE

I, Huey P. Falgout, Jr., Secretary of ING Funds Trust (“IFT”), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of IFT at a meeting held on May 23, 2013 with regard to the establishment of Class R6 shares of IFT on behalf of

ING Short Term Bond Fund:

RESOLVED, that pursuant to the Trust Instrument, dated July 30, 1998, as amended (the “Trust Instrument”), of ING Funds Trust (“IFT”), including Article II, Sections 2.1 and 2.6 and Article XI, Section 11.8 of the Trust Instrument, the designation of an additional class of shares for ING Short Term Bond Fund (the “Fund”), which shall be designated as “Class R6” shares be, and each hereby is, approved;

FURTHER RESOLVED, that the officers of IFT be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an Amendment to the Trust Instrument, to establish the Class R6 shares, to be effective on a date deemed appropriate by the officers of IFT; and

FURTHER RESOLVED, that the officers of IFT be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect the addition of the Class R6 shares, including, but not limited to, the post-effective amendments to IFT’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the purpose of establishing the Class R6 shares for the Fund and to prepare and file such amendments to the Registration Statement in such form as may be approved by such officers and counsel.

__/s/ Huey P. Falgout, Jr._______________

Huey P. Falgout, Jr.

Secretary

Dated: July 23, 2013